Contact:  610-337-1000                              For Release: April 26, 2005
          Robert W. Krick, Ext. 3141                Immediate
          Brenda Blake, Ext. 3202


AMERIGAS PARTNERS REPORTS SECOND QUARTER RESULTS; AFFIRMS FISCAL YEAR GUIDANCE

VALLEY FORGE, Pa., April 26 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported net income for the Partnership's second fiscal quarter ended March 31, 2005 of $96.2 million or $1.49 per diluted limited partner unit, compared to $105.7 million, or $1.68 per diluted limited partner unit, in the same period last year. Average diluted units outstanding were 4% higher for the recent quarter.

Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) were $135.2 million in the second fiscal quarter of 2005 compared to $146.6 million a year ago. For the three months ended March 31, 2005, retail volumes sold declined to 378.8 million gallons from 403.9 million gallons sold in the prior-year period. Weather was approximately 5% warmer than normal during the recent quarter compared to weather that was 1.5% warmer than normal in the prior-year period, according to the National Oceanic and Atmospheric Administration.

Eugene V. N. Bissell, chief executive officer of AmeriGas, said, "The lower retail sales volumes we experienced this quarter reflect warmer than normal winter weather and price-induced customer conservation resulting from higher retail selling prices driven by historically high propane product costs. The average wholesale propane cost per gallon at Mt. Belvieu, Texas, a major supply point, during the quarter rose 17% over the prior year."

Revenues for the quarter were $698.3 million versus $687.7 million a year ago, principally reflecting higher propane selling prices caused by higher propane product costs. Operating and administrative expenses declined by $2.3 million from $139.4 million to $137.1 million during the quarter mainly reflecting the implementation of warm weather action plans that will continue for the remainder of the fiscal year. Lower personnel and vehicle repair expenses were partially offset by the impact of higher vehicle fuel and lease expenses.

AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.3 million customers from over 650 locations in 46 states. UGI Corporation (NYSE: UGI), through subsidiaries, owns 46% of the Partnership and individual unitholders own the remaining 54%.


                                   -- MORE --

AMERIGAS PARTNERS REPORTS SECOND QUARTER RESULTS;
AFFIRMS FISCAL YEAR GUIDANCE                                             PAGE 2


AmeriGas expects to report EBITDA for its fiscal year ending September 30, 2005 within the range of $245 million to $255 million for the year, excluding a loss of up to $35 million on the expected early extinguishment of debt resulting from a previously-announced proposed refinancing. The refinancing of a portion of the debt should lower annual interest expense meaningfully and extend the maturity of the debt by several years. The refinancing is expected to be completed by May
3. The forecasted EBITDA includes a $9.1 million pre-tax gain on the sale of Atlantic Energy as previously reported.

AmeriGas Partners, L. P. will host its second quarter FY 2005 earnings conference call on Wednesday, April 27, 2005, at 4:00 PM ET. Interested parties may listen to a live audio broadcast of the conference call at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately one hour after the completion of the call at 1-888-203-1112, passcode 9551284 (International replay 719-457-0820, passcode
9551284) through May 3, 2005.

The financial tables appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/APU/2Q05/FINANCIALTABLE.PDF.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. Among them are adverse weather conditions, product cost volatility and availability of propane, the capacity to transport propane to our market areas, regional economic conditions and the completion of a refinancing of debt. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Comprehensive information about AmeriGas is available on the Internet at WWW.AMERIGAS.COM.

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)

                                                      Three Months Ended          Six Months Ended          Twelve Months Ended
                                                           March 31,                  March 31,                  March 31,
                                                   -----------------------   -------------------------   -------------------------
                                                      2005         2004        2005 (a)        2004         2005 (a)       2004
                                                   ---------   -----------   -----------   -----------   -----------   -----------
Revenues:
       Propane                                     $ 663,677   $   654,142   $ 1,181,128   $ 1,077,403   $ 1,743,425   $ 1,574,249
       Other                                          34,591        33,568        73,356        70,505       139,051       131,506
                                                   ---------   -----------   -----------   -----------   -----------   -----------
                                                     698,268       687,710     1,254,484     1,147,908     1,882,476     1,705,755
                                                   ---------   -----------   -----------   -----------   -----------   -----------
Costs and expenses:
       Cost of sales - propane                       416,741       392,297       752,050       631,419     1,092,933       910,681
       Cost of sales - other                          13,017        12,899        28,852        28,280        57,509        55,326
       Operating and administrative expenses (b)     137,094       139,395       267,713       263,158       505,628       496,723
       Depreciation                                   17,013        18,556        34,935        36,893        73,510        73,407
       Amortization                                    1,417         1,260         2,813         2,578         5,379         4,767
       Other (income), net                            (4,907)       (4,656)      (17,456)       (7,938)      (21,262)      (12,696)
                                                   ---------   -----------   -----------   -----------   -----------   -----------
                                                     580,375       559,751     1,068,907       954,390     1,713,697     1,528,208
                                                   ---------   -----------   -----------   -----------   -----------   -----------
Operating income                                     117,893       127,959       185,577       193,518       168,779       177,547
Interest expense                                     (20,733)      (21,167)      (41,236)      (42,302)      (82,109)      (84,914)
                                                   ---------   -----------   -----------   -----------   -----------   -----------
Income before income taxes                            97,160       106,792       144,341       151,216        86,670        92,633
Income tax benefit (expense)                             182            79        (2,133)         (628)       (1,774)       (1,276)
Minority interests                                    (1,120)       (1,221)       (1,695)       (1,789)       (1,328)       (1,388)
                                                   ---------   -----------   -----------   -----------   -----------   -----------
Net income                                         $  96,222   $   105,650   $   140,513   $   148,799   $    83,568   $    89,969
                                                   =========   ===========   ===========   ===========   ===========   ===========

General partner's interest in net income (c)       $  15,076   $    17,681   $    17,568   $    20,219   $       836   $       900
                                                   =========   ===========   ===========   ===========   ===========   ===========

Limited partners' interest in net income (c)       $  81,146   $    87,969   $   122,945   $   128,580   $    82,732   $    89,069
                                                   =========   ===========   ===========   ===========   ===========   ===========

Net income per limited partner unit (c):
       Basic                                       $    1.49   $      1.68   $      2.26   $      2.46   $      1.53   $      1.72
                                                   =========   ===========   ===========   ===========   ===========   ===========
       Diluted                                     $    1.49   $      1.68   $      2.25   $      2.45   $      1.53   $      1.72
                                                   =========   ===========   ===========   ===========   ===========   ===========

Average limited partner units outstanding:
       Basic                                          54,493        52,373        54,485        52,360        54,158        51,729
                                                   =========   ===========   ===========   ===========   ===========   ===========
       Diluted                                        54,533        52,431        54,542        52,436        54,224        51,811
                                                   =========   ===========   ===========   ===========   ===========   ===========

SUPPLEMENTAL INFORMATION:
       Retail gallons sold (millions)                  378.8         403.9         675.6         708.4       1,026.3       1,065.7
       EBITDA (d) (e)                              $ 135,203   $   146,554   $   221,630   $   231,200   $   246,340   $   254,333
       Distributable cash (d)                        109,444       119,382       168,849       176,771       141,708       147,143
       Capital expenditures:
           Maintenance capital expenditures            5,026         6,005        11,545        12,127        22,523        22,276
           Growth capital expenditures                 8,907        11,191        23,524        19,482        42,593        29,494

(a) Net income and net income per limited partner unit for the six- and twelve-month periods ended March 31, 2005 include a gain of $7,107 and $0.13, respectively, recognized in connection with the Partnership's sale of its 50% ownership interest in Atlantic Energy, Inc.

(b) Included in operating and administrative expenses during the twelve-month period ended March 31, 2004 are $3,756 of costs associated with the management realignment announced in June 2003.

(c) Effective April 2004, the Partnership adopted Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128" ("EITF 03-6"), which results in the calculation of net income per limited partner unit for each period according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had been distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings per unit to the general partner and a dilution of the earnings per unit for the limited partners. The dilutive effect of EITF 03-6 on net income per diluted limited partner unit was $(0.26) and $(0.30) for the three and six months ended March 31, 2005, respectively, and $(0.31) and $(0.36) for the three and six months ended March 31, 2004, respectively.


(continued)

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)



(continued)

(d) EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership's operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants.

       Management defines distributable cash as EBITDA less interest expense and maintenance capital expenditures. Maintenance capital expenditures are defined in the Partnership Agreement as expenditures made to maintain the operating capacity of the Partnership's existing capital assets. Management believes distributable cash is a meaningful non-GAAP measure for evaluating the Partnership's ability to declare and pay the Minimum Quarterly Distribution pursuant to the terms of the Partnership Agreement. The Partnership's definition of distributable cash may be different from that used by other entities.

       The following table includes reconciliations of net income to EBITDA and distributable cash for all periods presented:

                                      Three Months Ended           Six Months Ended          Twelve Months Ended
                                            March 31,                   March 31,                  March 31,
                                    -----------------------     -----------------------     -----------------------
                                       2005          2004          2005          2004          2005          2004
                                    ---------     ---------     ---------     ---------     ---------     ---------
Net income                          $  96,222     $ 105,650     $ 140,513     $ 148,799     $  83,568     $  89,969
Interest expense                       20,733        21,167        41,236        42,302        82,109        84,914
Income tax (benefit) expense             (182)          (79)        2,133           628         1,774         1,276
Depreciation                           17,013        18,556        34,935        36,893        73,510        73,407
Amortization                            1,417         1,260         2,813         2,578         5,379         4,767
                                    ---------     ---------     ---------     ---------     ---------     ---------
EBITDA                                135,203       146,554       221,630       231,200       246,340       254,333
Interest expense                      (20,733)      (21,167)      (41,236)      (42,302)      (82,109)      (84,914)
Maintenance capital expenditures       (5,026)       (6,005)      (11,545)      (12,127)      (22,523)      (22,276)
                                    ---------     ---------     ---------     ---------     ---------     ---------
Distributable cash                  $ 109,444     $ 119,382     $ 168,849     $ 176,771     $ 141,708     $ 147,143
                                    =========     =========     =========     =========     =========     =========


(e) The following table includes a reconciliation of forecasted net income to forecasted EBITDA for the fiscal year ending September 30, 2005:

                                    Forecast
                                     Fiscal
                                      Year
                                     Ending
                                  September 30,
                                      2005
                                  ------------
                                 (in thousands)
Net income (estimate)             $  91,000 *
Interest expense (estimate)          81,000
Income taxes (estimate)               2,000
Depreciation (estimate)              71,000
Amortization (estimate)               5,000
                                  ---------
EBITDA (estimate)                 $ 250,000
                                  =========


* Forecasted net income includes a pre-tax gain of $9,135 on the previously reported sale of AmeriGas' 50% interest in Atlantic Energy, Inc. and excludes the expected loss of up to $35,000 resulting from the loss on extinguishment of debt expected as a result of the previously announced proposed refinancing of long-term debt.


                                       2